Exhibit 99.1

GREENLIGHT CAPITAL RE, LTD.

ANNOUNCES LEADERSHIP CHANGES

Simon Burton – Chief Executive Officer and Chief Underwriting Officer
Neil Greenspan – Chief Financial Officer
Faramarz Romer – Chief Accounting Officer and Treasurer

GRAND CAYMAN, Cayman Islands – September 9, 2020 - Greenlight Capital Re, Ltd. (Nasdaq: GLRE) (“Greenlight Re” or the “Company”), a specialist property and casualty reinsurance company headquartered in the Cayman Islands, today announced that its Board of Directors (the “Board”) has appointed Greenlight Re’s Chief Executive Officer, Simon Burton, to serve also as the Company's Chief Underwriting Officer, Neil Greenspan to serve as Chief Financial Officer, and Faramarz Romer to serve as Chief Accounting Officer and Treasurer, each effective immediately. The Company also announced the resignations of Brendan Barry and Tim Courtis as of September 4, 2020 and September 9, 2020, respectively.
“I am pleased to announce this significant refresh of the management team, as we position ourselves for the rapidly improving market conditions ahead,” said Chief Executive Officer Simon Burton. “Neil is a deeply experienced reinsurance professional with extensive industry knowledge and Faramarz’s technical accounting and regulatory expertise is exceptionally strong. We expect a smooth transition, as both Neil and Faramarz are already engaged with our strategic efforts and have abundant institutional knowledge as long-term employees of the Company. I thank Brendan and Tim for their service and wish them the best in their future endeavors.”
David Einhorn, Chairman of the Board of Directors of the Company, said, “I am excited as Simon leads Greenlight Re strategically and operationally through our next stage. I have worked with Tim and Brendan for 14 years and thank them for their dedicated work and contributions.”
Mr. Greenspan has served as Chief Accounting Officer of the Company since December 31, 2018. Mr. Greenspan has over 20 years of reinsurance and insurance industry experience including roles as the Senior Vice President, Financial Reporting of the Validus Group, the Chief

Accounting Officer of the Montpelier Group, and in a senior finance position at ACE Financial Solutions International. Each of Mr. Burton’s appointment as Chief Underwriting Officer and Mr. Greenspan’s appointment as Chief Financial Officer is subject to the approval of the Cayman Islands Monetary Authority and Cayman Islands Immigration Department.
About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a Nasdaq listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland. Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces. The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded. With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.
Forward Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K and Amendment No. 1 to Form 10-K filed with the Securities Exchange Commission on April 29, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.
For further information contact:
Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky